Exhibit 3.7

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CITADEL INTERMEDIATE HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TENTH DAY OF APRIL, A.D. 2008, AT 3:13 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF JUNE, A.D. 2008, AT 2:34 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CITADEL INTERMEDIATE HOLDINGS, LLC”.

Jeffrey W. Bullock, Secretary of State
4532166 8100H	AUTHENTICATION: 2312443
150548185	DATE: 04-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:25 PM 04/10/2008 FILED 03:13 PM 04/10/2008 SRV 080415507 – 4532166 FILE

CERTIFICATE OF FORMATION

OF

CITADEL INTERMEDIATE HOLDINGS, LLC

The Certificate of Formation is being executed as of April 10, 2008, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Citadel Intermediate Holdings, LLC (the “Company”);

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Michele N. Kochevar
Michele N. Kochevar,
An Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:38 PM 06/11/2008 FILED 02:34 PM 06/11/2008 SRV 080683365 – 4532166 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

Citadel Intermediate Holdings, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of June, A.D. 2008.

By:

Authorized Person(s)

Name:	J. Michael Fitzpatrick
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